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                                                                      EXHIBIT 99

                               (CASH AMERICA LOGO)

ADDITIONAL INFORMATION:                                    FOR IMMEDIATE RELEASE
Thomas A. Bessant, Jr.
(817) 335-1100

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         CASH AMERICA EXPECTS FIRST QUARTER EARNINGS WILL TOP ESTIMATES
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Fort Worth, Texas (April 8, 2003) -- Cash America International, Inc. (NYSE:
PWN) announced today that it expects earnings for the first quarter of fiscal 2003 to exceed the Company's previously released guidance and be higher than security analysts' published estimates. Greater revenue growth from a combination of higher service charges and fees from pawn loans and cash advances and improved profit margins on the disposition of unredeemed merchandise generated the higher earnings. "We project our first quarter top line revenue to exceed estimated levels as we continue to see solid improvements in both the performance and demand for our loan products. In addition, merchandise sales produced higher profits on expanded gross margins. These factors have led us to forecast that first quarter earnings will be above our previous estimates," remarked Daniel R. Feehan, President and Chief Executive Officer of Cash America International, Inc.

Cash America had previously reported in its earnings release for the final quarter of 2002 that it expected first quarter 2003 earnings per share to be between 24 cents and 25 cents. The Company's revised outlook for the first quarter ended March 31, 2003 is 27 cents per share, up from 21 cents per share in the first quarter of 2002. Cash America will release complete first quarter results on April 24, 2003, and the Company will conduct a conference call to discuss its first quarter earnings on Thursday, April 24, 2003, at 3:45 PM CST. A live web cast of the call will be available on the home page of the Company's corporate web site (www.cashamerica.com).

In addition, the Company confirmed that it has completed the transition of providers for its short term cash advance product in all planned locations. The conversion to a new product provider was announced in late January and was expected to take place over the first four months of 2003. As expected, the transition in product provider was performed with no interruption in service to customers.

Cash America International, Inc. is a provider of specialty financial services to individuals in the United States, United Kingdom and Sweden. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 463 locations in 18 states and two foreign countries, and the Company also offers short term cash advances in many of its U.S. and U.K. locations. In addition, the Company provides check cashing services through its 139 franchised and Company-owned "Mr. Payroll" check cashing centers.

This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries ("the Company"). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company's services, the actions of third parties who offer products and services at the Company's locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company's business, and other risks indicated in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, and, in many cases, the Company cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as "believes", "estimates", "plans", "expects", "anticipates" and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.


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